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                                                                     EXHIBIT 1.1
                            FORM OF AGENCY AGREEMENT

                           500,000 -- 1,000,000 SHARES

                     NORTHERN STAR FINANCIAL SERVICES, INC.

                                  COMMON STOCK

                                AGENCY AGREEMENT





                             _________________, 2000


BANC STOCK FINANCIAL SERVICES, INC.
1105 Schrock Road, Suite 437
Columbus, Ohio 43229

ATTN:    MR. MICHAEL E. GUIRLINGER
         VICE PRESIDENT

Dear Sirs:

         Northern Star Financial Services, Inc., a Minnesota corporation (the "Company"), proposes to issue and sell a minimum of 500,000 and a maximum of 1,000,000 shares of Common Stock, $0.01 par value per share (the "Common Stock") of the Company (the "Shares").

         The Company will be offering its common stock pursuant to an SB-2 registered offering. The Shares will be offered to the public by the Company at a price of $_____ per share (the "Offering"). The purpose of this Agreement is to set forth the understanding of the parties relating to the right of Banc Stock Financial Services, Inc., an Ohio corporation ("BSFS") to participate in the sale of the Shares as agent exercising its best efforts to sell the Shares.

         SECTION 1. REPRESENTATIONS AND WARRANTIES OF BSFS. BSFS represents and warrants that:

         (a) BSFS is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio with all requisite corporate power to carry on its business.

         (b) BSFS is licensed as a broker-dealer, authorized to conduct offerings of the sort contemplated hereby by the Commission and the blue sky authorities of each other state in which the Company and BSFS have agreed to offer the Shares and is a member in good standing of the National Association of Securities Dealers, Inc., and, to BSFS's best knowledge, no proceedings are pending or threatened to revoke or limit any such status.

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         (c) This Agreement has been duly authorized, executed and delivered by
BSFS and will be a valid and binding agreement on the part of BSFS, enforceable in accordance with its terms, except as enforceability may be limited by the application of bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by judicial limitations on the right of specific performance, and except as the enforceability of the indemnification or contribution provisions hereby may be affected by applicable federal or state securities laws.

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with BSFS that:

         (a) A registration statement on Form SB-2 (File No. 333-_____) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the applicable rules and regulations (the "1933 Act Regulations") of the Securities and Exchange Commission (the "Commission"), and has been filed with the Commission; and such amendments to such registration statement as may have been required prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Such registration statement went effective with the Commission on ______________________, 2000. Copies of such registration statement and amendment or amendments of each related preliminary prospectus, and the exhibits, financial statements and schedules, as finally amended and revised, have been delivered to you.

         The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement became effective and, in the event any post-effective amendment thereto becomes effective prior to the closing of the Offering, shall also mean such registration statement as so amended. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations or, if no filing pursuant to Rule 424(b) of the 1933 Act Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such Registration Statement becomes effective.

         (b) When the Registration Statement became effective, when the Prospectus was first filed pursuant to Rule 424(b) of the 1933 Act Regulations, when any amendment to the Registration Statement becomes effective, and when any supplement to the Prospectus is filed with the Commission, (i) the Registration Statement, the Prospectus and any amendments thereof and supplements thereto will conform in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations, and (ii) neither the Registration Statement, the Prospectus nor any amendment or supplement thereto will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by BSFS or its agents expressly for use in the Registration Statement.

         (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Minnesota with all requisite corporate power and authority to own, lease and operate its properties and the properties it proposes to own, lease and




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operate as described in the Registration Statement and the Prospectus and to
conduct its business as now conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus. The Company does not have any properties nor does it conduct any business outside of the State of Minnesota which would require it to be qualified as a foreign corporation in any jurisdiction outside of Minnesota. The Company does not have any directly or indirectly held subsidiary. The Company has all power, authority, authorizations, approvals, consents, orders, licenses, certificates and permits needed to enter into, deliver and perform this Agreement and to issue and sell the Shares.

         (d) The Company has full legal right, power and authority to enter into this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors, rights, or by general equity principles and except to the extent the indemnification provisions set forth in Section 6 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

         (e) Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby, has been made or obtained and is in full force and effect.

         (f) Neither the issuance, sale and delivery by the Company of the Shares, nor the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under, the articles of incorporation, by-laws of the Company; any indenture, mortgage, deed of trust, loan agreement, note, bond or other agreement or instrument to which the Company, is a party or to which it, any of its properties or other assets; or any applicable statute, law, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company or its property; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company.

         (g) The Shares to be issued and sold hereunder have been validly authorized by the Company. When issued and delivered against payment therefor, the Shares will be duly and validly issued, fully paid and non-assessable. No preemptive rights of shareholders exist with respect to any of the Shares. No person or entity holds a right to require or participate in the registration under the 1933 Act of the Shares pursuant to the Registration Statement; and no person holds a right to require registration under the 1933 Act of any shares of Common Stock of the Company at any other time. No person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. The form of certificates evidencing the Shares complies with all applicable requirements of Minnesota law.



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         (h) Neither the filing of the Registration Statement nor the offering or sale of the Shares gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock, except as described in the Registration Statement.

         (i) ___ (__) shares of the Company's Common Stock are issued and outstanding. The Company has no other issued and outstanding capital stock. The Company's authorized capitalization is as set forth in the Prospectus under the caption "DESCRIPTION OF THE COMPANY'S CAPITAL STOCK." Upon issuance, sale, and delivery thereof against payment therefor pursuant to the subscription agreement, all of the capital stock of the Bank will be duly authorized and validly issued, fully paid and nonassessable and will be owned by the Company free and clear of all liens, encumbrances and security interests. There is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or the Bank or any security convertible into or exchangeable for stock of the Company or the Bank, except as described in the Registration Statement.

         (j) The financial statements of the Company in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods specified. The financial statement schedule included in the Registration Statement and the amounts in the Prospectus under the caption "Prospectus Summary" fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus. No other financial statements or schedules are required by Form SB-2 or otherwise to be included in the Registration Statement or the Prospectus.

         (k) To the Company's knowledge, Bertram Cooper & Co., LLP, who have examined and are reporting upon the audited financial statements and schedules included in the Registration Statement, are, and were during the periods covered by their Reports included in the Registration Statement and the Prospectus, independent public accountants, as required by the 1933 Act and the 1933 Act Regulations.

         (l) The Company has not sustained any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which such information is given in the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material adverse change, or any development which could reasonably be seen as involving a prospective material adverse change, in or affecting the business prospects, properties, assets, results of operations or condition (financial or other) of the Company, (ii) any liability or obligation, direct or contingent, incurred or undertaken by the Company, which is material to the business or condition (financial or other) of the Company, (iii) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock of the Company, (iv) any material change in the capital stock of the Company, or (v) any transaction that is material to the Company except as otherwise disclosed in the Registration Statement and the Prospectus.



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         (m) Neither the Company nor Northern Star Bank (the "Bank") is in
violation of its articles of incorporation or charter, as applicable, or by-laws, and no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, term, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it or any of its properties is subject. Neither the Company nor the Bank is in violation of, or in default with respect to, any statute, law, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as is in the aggregate does not now have and will not in the future have a material adverse effect on the respective financial positions, results of operations or businesses of the Company or the Bank.

         (n) Except as described in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation against the Company, its officers and directors or to which the properties, assets or rights of the Company are subject, before or brought by any court or governmental agency or body or board of arbitrators, which could result in any material adverse change in the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company.

         (o) The descriptions in the Registration Statement and the Prospectus of the contracts, leases, and other legal documents therein described, present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. To the knowledge of the Company, there are no statutes or regulations applicable to the Company or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein. All agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and by general equitable principles.

         (p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor the Bank has (1) issued any securities or incurred any material liability or obligation, direct or contingent, (2) entered into any material transaction, or
(3) declared or paid any dividend or made any distribution on any of their stock, except liabilities, obligations, and transactions reasonably expected based on the disclosures in the Prospectus.

         (q) Each of the Company and the Bank owns, possesses, or has obtained all material permits, licenses, franchises, certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities as are necessary to own or lease, as the case may be, and to operate their properties and to carry on their businesses as presently conducted, or as contemplated in the Prospectus to be conducted, and neither the Company nor the Bank has received any notice



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of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

         (r) The Company owns or possesses adequate license or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle it to conduct its business now, and as proposed to be conducted or operated as described in the Prospectus, and the Company has not received notice of infringement or of conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could materially and adversely affect its business, prospects, properties, assets, results of operation or condition (financial or otherwise).

         (s) To the best of the Company's knowledge, the Company's systems of internal accounting controls taken as a whole are sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements; and, to the best of the Company's knowledge, neither the Company, nor any employee or agent thereof, has made any payment of funds of the Company or received or retained any funds and no funds of the Company have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

         (t) The Company has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company, nor does the Company know of any tax deficiency which is likely to be asserted against the Company which if determined adversely to the Company, could materially adversely affect the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company.

         (u) The Company maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its business consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

         (v) The Company and its officers, directors or affiliates have not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in or constitute the stabilization or manipulation of any security of the Company or to facilitate the sale or resale of the Shares in violation of any law, rule or regulation.

         (w) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.



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         (x) Except as otherwise disclosed in the Prospectus, the Company has no knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company
(the "Real Property") except as in material compliance with applicable laws.

         (y) The Company will not become as a result of the transactions contemplated hereby or will not conduct its business in a manner in which it would become, "an investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (z) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, that is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not adequately described.

         (aa) All offers and sales by the Company of the Company's securities prior to the date hereof were at all relevant times duly registered under or exempt from the registration requirements of the 1933 Act and were duly registered in accordance with or the subject of an available exemption from registration under the applicable blue sky laws. The Company has not effected any sales of securities that would be required to be disclosed in response to
Item 701 of Regulation S-B that are not disclosed in the Registration Statement.

         (ab) The application for permission to organize the Bank (the "DOC Application") was approved by the Department of Commerce for the State of Minnesota, (the "DOC") on _____________, 1998, pursuant to Order No. ____________________ (the "DOC Order)." All conditions contained in the DOC Order have been satisfied. The application to the Federal Deposit Insurance Corporation (the "FDIC") to become an insured depository institution under the provisions of the Federal Deposit Insurance Act (the "FDIC Application") was approved by order of the FDIC dated ___________________, 1998 (the "FDIC Order"), subject to certain conditions specified in the Order. All conditions contained in the FDIC Order have been satisfied. The Company's application to become a bank holding company and acquire all issued capital stock of the Bank (the "Bank Holding Company Application") under the Bank Holding Company Act of 1956, as amended, was approved on _______________, 1998 (the "Federal Reserve Board Approval"), subject to certain conditions specified in the Federal Reserve Board Approval. All conditions in the Federal Reserve Board Approval have been satisfied. Each of the DOC Application, FDIC Application, and Bank Holding Company Application, at the time of their respective filings, contained all required information and such information was complete and accurate in all material respects and each of the approvals and/or orders from the DOC, the FDIC, and the Federal Reserve Board are still in full force and effect and have not been rescinded or revoked. The Company and the Bank are in compliance with the applicable rules and regulations



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of each of such agencies. No authorization, approval, consent, order, license, certificate or permit of and from any federal, state, or local governmental or regulatory official, body, or tribunal, is required for the Company or the Bank to conduct their respective businesses and own their respective properties as described in the Prospectus, except such authorizations, approvals, consents, orders, licenses, certificates, or permits as are not material to the commencement or conduct of their respective businesses or to the ownership of their respective properties.

         Any certificate signed by any officer of the Company on behalf of the Company and delivered to BSFS shall be deemed a representation and warranty of the Company as to the matters covered thereby.

         SECTION 3. CERTAIN COVENANTS OF THE COMPANY. The Company covenants and agrees with BSFS as follows:

         (a) The Company will use its best efforts to cause the Registration Statement to become effective (if not yet effective at the date and time that this Agreement is executed and delivered by the parties hereto). The Company will notify you immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceeding for any such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the withdrawal thereof at the earliest possible moment.

         (b) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement to the Prospectus if you shall not have previously been advised and furnished a copy thereof a reasonable time prior to the proposed filing, or if you or your counsel reasonably object to such amendment or supplement.

         (c) The Company will deliver to you, at the Company's expense, from time to time as requested, such number of copies of the Prospectus (as supplemented or amended) as you may reasonably request. If the delivery of a Prospectus is required at any time prior to the expiration of nine (9) months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered not misleading, or, if for any reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the 1933 Act, the Company will notify you and upon your request prepare and furnish without charge to you and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance.


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         (d) The Company will use its best efforts to qualify the Shares for offering and sale under the applicable securities laws of those states listed on Exhibit A to this Agreement and to maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Shares. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been qualified as above provided.

         (e) Furnish its security holders as soon as practicable an earnings statement (which need not be certified by independent certified public accountants unless required by the Securities Act or the Rules) covering a period of at least twelve months beginning after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the Rules thereunder.

         (f) The Company will furnish to its security holders of record, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent public accountants) and will make available unaudited quarterly reports of operations for each of the first three quarters of the fiscal year. During a period of five (5) years after the date hereof, the Company will furnish to you: (i) concurrently with furnishing such reports to its security holders, statements of operations of the Company for each of the first three (3) quarters in the form furnished to the Company's security holders; (ii) concurrently with furnishing to its security holders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of cash flows and of security holders, equity of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent public accountants; (iii) as soon as they are available, copies of all reports (financial or otherwise) mailed to security holders; (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD; (v) every material press release in respect of the Company or its affairs which is released or prepared by the Company, and (vi) any additional information of a public nature concerning the Company or its business that you may reasonably request. During such five (5)-year period, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company are consolidated with any subsidiaries, and shall be accompanied by similar financial statements for any significant subsidiary that is not so consolidated.

         (g) Except as contemplated by or described in the Prospectus, for a period of one year from the date hereof, the Company and each of its executive officers and directors will not, without your prior written consent, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock or securities convertible into Common Stock. The Company has obtained from all of its executive officers and directors their written agreement that for a period of one (1) year from the closing of the Offering, they will not offer to sell, sell, transfer, contract to sell, or grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock of the Company (or any securities convertible into or exercisable for such shares of Common Stock), except for (1) the exercise of stock options under the Stock Option Plan or (2) gifts of Common Stock (or other securities) to a donee or donees who agree in writing to be bound by this clause.


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         (h) The Company will cooperate with BSFS and use its best efforts to arrange to have the shares issued hereby quoted on the OTC Bulletin Board.

         (i) The Company is familiar with the Investment Company Act and the rules and regulations thereunder, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner so as to ensure that the Company was not and will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act.

         (j) The Company will not, and will use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the distribution of the Shares contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company which, in any such case, is in violation of any law, rule or regulation.

         (k) Prior to the closing of the Offering, the Company will not, and will use its best efforts to cause any affiliate of the Company not to issue a press release or other official communication directly or indirectly, nor hold a press conference with respect to the Company or with respect to the financial condition, results of operations, business, properties, assets or liabilities of the Company, or the offering of the Shares, without your prior written input within 72 hours which input shall not be unreasonably withheld.

         (l) The Company will notify you promptly of any material adverse change affecting any of its representations, warranties, agreements and indemnities herein at any time prior to the closing of the Offering and take such steps as may be reasonably requested by you either to remedy or publicize the same, or both.

         (m) For a period of five (5) years from the Effective Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit and without issuing any opinion thereon) the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-QSB quarterly report and the mailing of quarterly financial information to Stockholders.

         (n) As promptly as practicable after the closing of the Offering, the Company will prepare, at its own expense, three (3) hard cover "bound volumes" relating to the Offering, and will distribute such volumes to the individuals designated by you.

         (o) The Company shall apply the net proceeds from the Offering in the manner set forth under "Use of Proceeds" in the Prospectus.

         SECTION 4. ENGAGEMENT, COMPENSATION AND PAYMENT OF EXPENSES.

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         (a) (i) Subject to the terms and conditions of this Agreement, the
Company hereby engages BSFS from the date hereof until ________________, as the Company's exclusive agent in connection with the sale on a "best efforts" basis, of a minimum of 500,000 Shares up to a maximum of 1,000,000 Shares. Each of BSFS and the Company agree to comply with the terms of that certain Escrow Agreement (the "Escrow Agreement") by and among the Company, BSFS, and ______________________ (the "Escrow Agent") dated _________________. (The Escrow
Agreement is attached hereto as Exhibit B and is incorporated herein by this reference.) The minimum amount of each sale shall be [100] Shares. The maximum amount of any sale shall not exceed an amount which would result in such person owning beneficially in excess of 4.9% of the total number of Company shares issued and outstanding, except with the Company's consent.

             (ii) The price at which BSFS shall sell the Shares, as agent for the Company, shall be $______ per share, and the Company shall pay to BSFS a commission of (a) 2.5% of the offering price of the Shares sold to proposed officers, directors, and employees of the Company in the Offering, (b) 5.5% of the offering price of the Shares sold to certain individuals and entities through the www.IPOdepot.com internet web site, and (c) 7.0% of the offering price of the Shares sold to all other persons including those Shares sold through other broker dealers. All subscriptions shall be subject to the Company's and BSFS's acceptance, and BSFS shall have the right in its sole discretion to accept or reject any subscription, and to allocate Shares among subscribers. BSFS may form a group of securities dealers (the "Selected Dealers") pursuant to a Selected Dealer Agreement to find subscribers for the Shares. However, failure to engage any Selected Dealers shall not constitute a failure to discharge its duties under this Agreement. The allocation of Shares among BSFS and the Selected Dealers shall be made by BSFS.

             (iii) The Company shall deliver certificates representing the Shares to shareholders of the Company as soon as practicable after the distribution of the escrowed funds in accordance with the terms of the Escrow Agreement, and thereafter, as soon as practicable after acceptance of any subscription.

             (iv) BSFS shall use its best efforts to assist the Company in making sales of the Shares pursuant to the Offering. BSFS makes no representations as to the amount of Shares it will be able to sell. There is no firm commitment to sell any certain amount of the Shares by BSFS. In the event that the minimum 500,000 Shares are not subscribed and paid for by the "Expiration Date" as such term is defined in the Prospectus, this Agreement shall automatically be terminated and the proceeds received from the subscriptions distributed in accordance with the terms of the Escrow Agreement.

             (v) BSFS will only offer and sell the Shares in those states listed on Exhibit A to this Agreement.

         (b) BSFS shall offer the Shares pursuant to the Prospectus.

         (c) The Company will pay and bear all costs, fees and expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to you, (ii) the preparation of the certificates representing the Shares, the Blue Sky Memoranda and any instruments relating to any of the foregoing, (iii) the issuance and delivery of the Shares to the purchasers, including any transfer taxes payable upon the sale of the Shares, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Shares under the applicable securities laws in accordance with Section 3.(d) of this Agreement and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and fees and disbursements of your counsel in connection therewith, (vi) all costs, fees and expenses in connection with the application for quotation of the Shares on the OTC Bulletin Board, the Nasdaq Stock Market or any exchange, if applicable, (vii) BSFS's out-of-pocket expenses (up to a maximum of $35,000) and legal fees (up to a maximum of $25,000; Company shall be informed if fees due to extenuating circumstances exceed the stated amount) (viii) costs and expenses incident to the performance of the Company's obligations under the Escrow Agreement, and (ix) all other costs and expenses incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this section.

         SECTION 5. OPINION OF COUNSEL AND OTHER CONDITIONS. The obligations of BSFS under this Agreement shall be subject to the accuracy of the representations and warranties of the Company in this Agreement as of the date of this Agreement and as of the Closing Date (which for purposes of this Agreement, the term "Closing Date" is the date on which the terms of the Escrow Agreement have been satisfied and the funds held thereby are to be disbursed to the Company in accordance therewith), to the performance by the Company of its obligations under this Agreement, and to the following additional terms and conditions:

         (a) The Registration Statement shall have become effective not later than 5:00 P.M., Minnesota time, on the date of this Agreement or on such later date and time as shall be consented to in writing by BSFS; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules; at the Closing Date, if any, no stop order shall have been issued or proceedings therefor initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to the reasonable satisfaction of BSFS.

         (b) As a condition to the performance of your duties and obligations hereunder, you shall have received a favorable opinion of Fredrikson & Byron, P.A. counsel for the Company in form and substance satisfactory to counsel for you, to the effect that:

             (i) Each of the Company and its subsidiary, Northern Star Bank, has been duly incorporated and is validly existing as a corporation, or banking corporation, as applicable, in good standing under the laws of the State of Minnesota with all requisite corporate power and authority to own, lease and operate its properties as described in the Prospectus and to conduct its business as described in the Prospectus. To such counsel's knowledge, neither the Company or the Bank owns or controls, directly or indirectly, any corporation, association or other entity (except for the Bank in the case of the Company).

             (ii) The Company has full legal right, power and authority to enter into, deliver and perform this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and by general equity principles and except to the extent that enforcement of the indemnification provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

             (iii) To such counsel's knowledge, no authorization, approval or consent of any governmental authority or agency (except as otherwise described in the Prospectus) is necessary on the part of the Company in connection with the issuance and sale of the Shares as contemplated under the Agreement, except such as may be required under the Act or under state or other securities laws in connection with the offer and sale of the Shares by BSFS.

             (iv) Neither the issuance, sale and delivery by the Company of the Shares to purchasers thereof, nor the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby or thereby by the Company will violate any of the terms and provisions of, or constitute a default under, any of the articles of incorporation or by-laws of the Company, or, to such counsel's knowledge, under any material indenture, mortgage, trust, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company is a party or to which any of its properties or other assets is subject; or, to such counsel's knowledge, violate any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body; or, to such counsel's knowledge, result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing.

             (v) The description of the Company's authorized capital stock contained in the Registration Statement and the Prospectus under the caption "Description of the Company's Capital Stock" meets the requirements of Item 12 of Form SB-2 under the 1933 Act, and the Common Stock conforms in all material respects as to legal matters to the description thereof contained in the Registration Statement and the Prospectus.

             (vi) The Shares to be issued pursuant to the Offering have been validly authorized by the Company. When issued and delivered, the Shares will be validly issued, fully paid and nonassessable. No preemptive rights of shareholders exist with respect to any of the Shares. To such counsel's knowledge, no person or entity holds a right to require or participate in the registration under the 1933 Act of the Shares pursuant to the Registration Statement; and, except as set forth in the Prospectus, no person holds a right to require registration under the 1933 Act of any shares of Common Stock of the Company at any other time. To such counsel's knowledge, no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. The form of certificates evidencing the Shares comply with all applicable requirements of Minnesota law.

             (vii) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Description of the Company's Capital Stock" as of the date therein. The Common Stock conforms in all material respects to the description of the Common Stock contained in the Prospectus. To the knowledge of such counsel, except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

             (viii) To the knowledge of such counsel, relying solely on certificates of appropriate officers of the Company, neither the Company nor the Bank is in violation of its articles of incorporation or charter, as applicable, or by-laws, and, relying solely on certificates of appropriate officers of the Company, no material default exists and no event has occurred which, with notice or after the lapse of time to cure or both, would constitute a material default in the due performance and observance of any obligation, agreement, term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to such counsel to which any such entity is a party or by which any such entity or any of its properties is subject. To the knowledge of such counsel, neither the Company nor the Bank is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as in the aggregate does not now have and will not in the future have a material adverse effect on the financial position, results of operations or business of each such entity, respectively.

             (ix) To such counsel's knowledge, except as described in the Prospectus, there is not pending or threatened, any action, suit, proceeding, inquiry or investigation against the Company or any of its officers and directors or to which the properties, assets or rights of the Company or such persons are subject, which, if determined adversely to the Company or any such persons, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or business of any such entity, respectively.

             (x) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown and there are no contracts, leases or other documents known to such counsel of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed as required. There are no statutes or regulations applicable to the Company or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company, known to such counsel, of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein. To such counsel's knowledge, all agreements between the Company, and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

             (xi) The Commission has informed such counsel that the Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the

Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or contemplated under the 1933 Act. Other than financial statements and other financial and operating data and schedules contained therein, as to which counsel need express no opinion, the Registration Statement, the Prospectus and any amendment or supplement thereto, conform as to form in all material respects with the requirements of Form SB-2 under the 1933 Act Regulations.

             (xii) The Company is not an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act.

             (xiii) The descriptions in the Prospectus of statutes, regulations, legal or governmental proceedings are accurate and present fairly a summary of the information required to be shown under the 1933 Act and the 1933 Act Regulations. The information in the Prospectus under the caption "Shares Eligible for Future Sale," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel, is correct and presents fairly the information required to be disclosed therein under the 1933 Act and the 1933 Act Regulations.

             (xiv) In addition to the matters set forth above, such opinion shall also include a statement to the effect that, although such counsel is not opining as to, and does not assume responsibility for, and cannot guarantee the accuracy, completeness or fairness of any of the statements contained in the Registration Statement or Prospectus and such counsel makes no representation that it has independently verified the accuracy, completeness or fairness of such statements, and subject to all other assumptions, limitations and qualifications set forth in such counsel's opinion, that in connection with such counsel's representation of the Company in the preparation of the Registration Statement and Prospectus, nothing has come to such counsel's attention that causes it to conclude that, (1) as of its Effective Date, the Registration Statement or any further amendment thereto made by the Company prior to today contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2), as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to today contained an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

         In rendering the foregoing opinion, such counsel may rely on the following:

                   (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel familiar with the applicable laws,

                   (B) as to matters of fact, to the extent they deem appropriate, on certificates of responsible officers of the Company and certificates or other written statements of officers or departments of various jurisdictions having custody of documents respecting the existence or good standing of the Company provided that copies of all such opinions, statements or certificates shall be delivered to your counsel. The opinion of counsel for the Company shall state that the opinion of any other counsel, or certificate or written statement, on which such counsel is relying is in form satisfactory to such counsel and that you and they are justified in relying thereon.

         (c) At the time this Agreement is executed and at the Closing Date, you shall have received a letter, addressed to you and in form and substance satisfactory to you in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below), from Bertram Cooper & Co., dated as of the date of this Agreement and as of the Closing Date:

                        (i) confirming that they are independent public
                   accountants with respect to the Company and the Bank within the meaning of the 1933 Act and the 1933 Act Regulations and stating that the response to Item 13 of the Registration Statement is correct insofar as it relates to them;

                        (ii) stating that, in their opinion, the consolidated
                   financial statements and schedules of the Company audited by them and the selected financial data to the extent derived from financial statements examined by them included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

                        (iii) stating that, on the basis of procedures (but not
                   an examination made in accordance with generally accepted auditing standards), nothing has come to their attention that would cause them to believe that (A) the unaudited consolidated financial statements of the Company included in the Registration Statement and Prospectus (i) do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations, or (ii) were not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and Prospectus, and (B) at a specified date not more than five business days prior to the date of such letter, there was any change in the capital stock or long-term debt of the company or decrease in shareholders' equity of the Company as compared with the amounts shown on the consolidated balance sheet of the company included in the Registration Statement and Prospectus, other than as set forth in or contemplated by the Registration Statement and Prospectus, or if there was any change or decrease, setting forth the amount of such change or decrease; and

                        (iv) stating that they have compared specific dollar
                   amounts, numbers of shares, percentages of revenues and income and other financial information pertaining to the Company set forth in the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages and information may be derived from the general accounting records of the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specific readings, inquiries and other appropriate procedures (which procedures do not constitute an audit in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

         (d) Prior to the Closing Date, (i) there shall have been no material adverse change in the condition or prospects, financial or otherwise, of the Company or the Bank; (ii) there shall have been no material transaction, not in the ordinary course of business, entered into by the Company or the Bank except as set forth in the Registration Statement and Prospectus, other than transactions referred to or contemplated therein; (iii) neither the Company nor the Bank shall be in default (nor shall an event have occurred which, with notice or lapse of time, or both, would constitute a default) under any provision of any material agreement, understanding or instrument relating to any outstanding indebtedness that is material in amount; (iv) no action, suit or proceeding, at law or in equity, shall be pending or threatened against the Company or the Bank before or by any court or Federal, state or other commission, board or other administrative agency having jurisdiction over the Company or the Bank, as the case may be, which is expected to have a material adverse effect on the Company or the Bank; and (v) no stop order shall have been issued under the 1933 Act and no proceedings therefor shall have been initiated or be threatened by the Commission.

         (e) At the Closing Date, BSFS shall have received a certificate signed by the President and the Secretary of the Company dated the Closing Date, to the effect that the conditions set forth in subsection (d) above have been satisfied and as to the accuracy, as of the Closing Date of the representations and warranties of the Company set forth in Section 1 hereof.

         (f) At or prior to the Closing Date, BSFS shall have received a "blue sky" memorandum of Fredrickson & Byron, P.A., counsel for the Company, addressed to BSFS and in form and scope reasonably satisfactory to BSFS, concerning compliance with the blue sky or securities laws of the states listed in EXHIBIT A attached to this Agreement and the Shares shall have been qualified or registered for offering and sale by the Company under the blue sky or securities laws of such states.

         (g) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to BSFS and to counsel for BSFS.

         (h) No order suspending the sale of the Shares prior to the Closing Date, in any jurisdiction listed in EXHIBIT A, shall have been issued on the Closing Date, and no proceedings for that purpose shall have been instituted or, to BSFS's knowledge or that of the Company, shall be contemplated.

         (i) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to BSFS's participation in the same.

             If any condition to BSFS's obligations hereunder to be fulfilled prior to the Closing Date, is not so fulfilled, BSFS may terminate this Agreement pursuant to Section 8(b) hereof or, if BSFS so elects, waive any such conditions which have not been fulfilled or extend the time of their fulfillment.

         SECTION 6. INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company will indemnify and hold harmless BSFS (including officers, directors, employees and agents thereof or an affiliate) and each person, if any, who controls BSFS within the meaning of the 1933 Act or the 1934 Act against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all attorneys' fees), to which it or such controlling person may become subject under the 1933 Act or otherwise insofar as such losses, claims, damages or liabilities in respect thereof arise out of or are based upon or by reason of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse BSFS for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by BSFS or its agents expressly for use therein.

         The indemnity agreement in this Section 6(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls BSFS within the meaning of the 1933 Act or the 1934 Act to the same extent as such agreement applies to BSFS and shall be in addition to any liabilities that the Company may otherwise have.

         (b) BSFS will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement or the Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by BSFS or its agents expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; no indemnification provided for in Section 6(a) or 6(b) shall be available to any party who shall fail to give notice as provided in this Section 6(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party otherwise than under Section 6. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, except that if the indemnified party has been advised by counsel in writing that there are one (1) or more defenses available to the indemnified party which are different from or additional to those available to the indemnifying party, then the indemnified party shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel for the indemnified party shall be paid by the indemnifying party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (d) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 6 is for any reason judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the right of appeal) to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company on the one hand, and BSFS on the other shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and BSFS, as incurred, in such proportions that (i) BSFS is responsible pro rata for that portion represented by the commission percentage appearing on the cover page of the Prospectus bears to the public offering price (before deducting expenses) appearing thereon, and (ii) the Company is responsible for the balance, provided, however, that no person guilty of fraudulent misrepresentations (within the meaning of Section 12(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; provided, further, that if the allocation provided above is not permitted by applicable law, the Company, on the one hand and BSFS on the other shall contribute to the aggregate losses in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand, and BSFS on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company on the one hand, or by BSFS on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and BSFS agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 6(d). The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending such action or claim.

         SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. The representations, warranties, indemnities, agreements and other statements of the Company and BSFS or their respective officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect and will survive the termination of this Agreement.

         SECTION 8. EFFECTIVE DATE OF AGREEMENT AND TERMINATION.

         This Agreement shall become effective immediately and may be terminated only as follows:

         (a) In the event that the minimum number of Shares are not sold by the Expiration Date as described in Section 4(a)(iv) hereof.

         (b) This Agreement may be terminated by BSFS by notice to the Company in the event that the Company shall have failed or been unable to comply with any of the material terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by BSFS in writing.

         (c) This Agreement may be terminated by BSFS by notice to the Company if BSFS believes in its sole judgment that any adverse changes have occurred in the management of the Company, that material adverse changes have occurred in the financial condition, prospects or obligations of the Company or if the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as, in the sole judgment of BSFS, may interfere materially with the conduct of the Company's business and operations regardless of whether or not such loss shall have been insured.

         (d) This Agreement may be terminated by BSFS by notice to the Company at any time if, in the sole judgment of BSFS, payment for and delivery of the Shares is rendered impracticable or inadvisable because (i) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon the trading in securities generally, or minimum or maximum prices shall have been generally established on the New York or American Stock Exchange or the over-the-counter market, or trading in securities generally on either such Exchange or over-the-counter market shall have been suspended, or a general moratorium shall have been established by federal or state authorities, or (ii) a war or other national calamity shall have occurred, or (iii) substantial and material changes in the condition of the market (either generally or with reference to the sale of the Shares to be offered hereby) beyond normal fluctuations are such


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

that it would be undesirable, impracticable or inadvisable in the sole judgment of BSFS to proceed with this Agreement or with the public offering, (iv) the DOC Order, the FDIC Order, or the Federal Reserve Board Approval shall have been withdrawn, rescinded, revoked or materially altered, or (v) of any matter materially adversely affecting the Company.

         (e) In the event any action or proceeding shall be instituted or threatened against BSFS, either in any court of competent jurisdiction, before the Commission or any state securities commission concerning its activities as a broker or dealer that would prevent BSFS from acting as such, at any time prior to the effective date hereunder, or in any court pursuant to any federal, state, local or municipal statute, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of BSFS's assets or if BSFS makes an assignment for the benefit of creditors, the Company shall have the right on three (3) days' written notice to BSFS to terminate this Agreement.

         (f) Any termination of this Agreement pursuant to this Section 8 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party thereto, except that in the event of a termination pursuant to paragraphs (a), (b), (c), or (d) of this Section 8, the Company will be responsible for BSFS's accountable expenses, which shall include, but are not limited to, BSFS's counsel fees, consultants' fees, entertainment expenses, travel expenses, postage expenses, office costs, advertising costs, clerical costs, due diligence meeting expenses, duplication expenses, long-distance telephone expenses, and general and administrative expenses incurred in connection with the Offering whether or not the sale of the Shares by the Company is consummated.

         SECTION 9. NOTICES.

         All notices or communications required or permitted hereunder shall be in writing and shall be mailed or delivered as follows:

         If to the Company:         Northern Star Financial Services, Inc.
                                    1650 Madison Avenue
                                    Mankato, Minnesota 56001
                                    Attention:  Thomas Stienessen

         With a Copy to:            Fredrikson & Byron, P.A.
                                    1100 International Centre
                                    900 Second Avenue South
                                    Minneapolis, MN  55402
                                    Attention:  Daniel A. Yarano

         If to BSFS:                Banc Stock Financial Services, Inc.
                                    1105 Schrock Road, Suite 437
                                    Columbus, Ohio  43229
                                    Attention:  Michael E. Guirlinger

         With a Copy to:            Howard & Howard Attorneys, P.C.
                                    One Technology Plaza
                                    211 Fulton Street
                                    Suite 600
                                    Peoria, IL  61602-1350
                                    Attention:  Theodore L. Eissfeldt

         SECTION 10. MISCELLANEOUS. This Agreement contains and constitutes the entire agreement between the parties hereto and supersedes all prior written or oral and all contemporaneous agreements or negotiations with respect to the subject matter hereof. The Agreement may only be amended, modified or waived in writing signed by both parties hereto.

         SECTION 11. GOVERNING LAW AND TIME. This Agreement shall be governed by the laws of the State of Minnesota without reference to the conflict of law provisions thereof. Specified time of the day refers to United States Eastern Standard Time. Time shall be of the essence in this Agreement.

         SECTION 12. COUNTERPARTS. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company and BSFS in accordance with its terms.

                                   Very truly yours,

                                   NORTHERN STAR FINANCIAL SERVICES, INC.


                                   By:
                                      ------------------------------------------
                                            Name:  Thomas Stienessen
                                            Title: President


Confirmed and accepted as of
the date first above written:

BANC STOCK FINANCIAL SERVICES. INC.


By:
   -----------------------------------
         Name:  Michael E. Guirlinger
         Title: Vice President


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


                                LIST OF EXHIBITS


Exhibit A         States

Exhibit B         Escrow Agreement




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